Exhibit 24

POWER OF ATTORNEY

                 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jerome B. Eisenberg, Christian G. Le Brun and Alejandro R. San Miguel, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) and supplements thereto to be filed by ORBCOMM Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) 1,464,374 shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”) to be delivered under the Company’s 2004 Stock Option Plan, and (ii) 4,658,207 shares of Common Stock to be delivered under the Company’s 2006 Long-Term Incentives Plan, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jerome B. Eisenberg Jerome B. Eisenberg	Chairman of the Board and Chief Executive Officer (principal executive officer)	December 21, 2006
Robert Bednarek	Director

/s/ Marco Fuchs Marco Fuchs	Director	December 21, 2006
/s/ Ronald Gerwig Ronald Gerwig	Director	December 21, 2006
/s/ Hans E. W. Hoffmann Hans E. W. Hoffmann	Director	December 21, 2006
/s/ Timothy Kelleher Timothy Kelleher	Director	December 21, 2006
Gary H. Ritondaro	Director
/s/ Robert G. Costantini Robert G. Costantini	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	December 21, 2006

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